UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2011

RECOVERY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

303-951-7920

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 16, 2011 we entered into an amendment to our 8% senior secured convertible debentures whereby the mortgage on the Company's oil and gas leases in the Grover Field in Weld County, Colorado (approximately 2,800 acres) was released and in substitution we granted a lien on the Vrtatko oil and gas lease (approximately 7,600 acres) in Kimball County, Nebraska.  We agreed to use our reasonable best efforts to execute and record a mortgage on the Vrtatko lease by January 10, 2012.  As consideration for the substitution of collateral, the amendment also changes the price at which the debentures are convertible into common stock from $9.40 to $4.25 and provides the holders of the debentures with the right to purchase up to 15% of any common stock, preferred stock or convertible debt offering by Recovery through December 31, 2012.

Item 1.02                      Termination of a Material Definitive Agreement.

On December 16, 2011 we entered into a termination and release agreement relating to our joint venture with TRW Exploration, LLC whereby the joint venture is terminated with no further financial obligation of either party.  In connection with the termination, we purchased all of TRW Exploration's interest in 2,400 net acres in the Chugwater Prospect in Laramie County, Wyoming, including its interest in the two wells drilled under the joint venture for 1,500,000 shares of our common stock (without registration rights).

Under the joint venture, TRW Exploration initially paid us $2.0 million for an interest in approximately 2,400 net acres in the Chugwater Prospect and subsequently paid an additional $7.1 million for its share of drilling and completion costs of two horizontal wells in the Niobrara formation.

Item 3.02                      Unregistered Sale of Equity Securities

Issuance of the shares described above was not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder.  These securities qualified for exemption since the issuance of the securities by us did not involve a public offering and the purchasers are all accredited investors as defined in Regulation D. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. In addition, these shareholders have the necessary investment intent as required by Section 4(2) since each agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Regulation D for this transaction.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Amendment to 8% Senior Secured Convertible Debentures
10.2	Termination and Release Agreement with TRW Exploration, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: December 18, 2011	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer